UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2009, Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) and Misys plc (“Misys”) entered into a Shared Services Agreement dated as of March 1, 2009 and effective as of October 10, 2008 (the “Services Agreement”). As previously disclosed, on October 10, 2008, Allscripts entered into a Memorandum of Understanding dated as of October 9, 2008 with Misys regarding the Services Agreement. The Services Agreement was approved by the Audit Committee of Allscripts’ Board of Directors.

The Services Agreement provides for the provision of certain services by Misys to Allscripts and its affiliates and the provision of services by Allscripts to Misys and its affiliates. The services being provided to Allscripts include: (1) human resource functions such as administration, selection of benefit plans and designing employee survey and training programs, (2) management services, (3) procurement services such as travel arrangements, disaster recovery and vendor management, (4) research and development services such as software development, (5) access to information technology, telephony, facilities and other related services at Misys’ customer support center located in Manila, The Philippines; and (6) information system services such as planning, support and database administration.

The services provided by Allscripts include (1) payroll services, (2) facility space and (3) tax services such as preparation and submission of US federal, state and local tax forms and franchise tax planning and compliance.

Fees under the Services Agreement will be invoiced monthly. The net monthly fees due from Allscripts to Misys under the agreement are expected to be approximately $600,000 to $800,000 plus software development fees to be charged as incurred and third-party expenses to be billed at actual cost.

The parties may add additional services to the Services Agreement upon their mutual agreement. The Services Agreement has an initial one-year term from October 10, 2008 and may be renewed upon the mutual agreement of Misys and Allscripts. Subject to certain exceptions, a recipient of services may terminate services provided under the Services Agreement upon at least 45 days prior written notice.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the Services Agreement. A copy of the Services Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Services Agreement is qualified in its entirety by reference to the full text of the Services Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

Exhibit 10.1	Shared Services Agreement dated as of March 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: March 5, 2009	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Shared Services Agreement dated as of March 1, 2009